UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2014

Amedica Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South Salt Lake City, UT	84119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Hercules Loan and Security Agreement

On June 30, 2014 the Company and its subsidiary entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with Hercules Technology Growth Capital, Inc. (the “Agent”), as administrative and collateral agent for the lenders thereunder and as lender, and Hercules Technology III, LP, as lender. The Loan and Security Agreement provides for a $20 million term loan with a maturity date of January 1, 2018 and is secured by substantially all of the assets of the Company and its subsidiary. Proceeds of the loan will be used to repay in full and terminate the Company’s prior credit facility with General Electric Capital Corporation and for general corporate purposes.

The loan bears interest at the rate of the greater of either (i) the prime rate plus 7.7%, and (ii) 10.95%. Interest accrues from the date of the Loan and Security Agreement but interest payments are not required to be made until commencing on July 1, 2014. Principal payments are required commencing August 1, 2015 and are to be made in thirty equal installments, with the remainder due at maturity; provided, that in the event that the Company meets certain conditions set forth in the Loan and Security Agreement it may extend the interest only period through February 1, 2016, reducing the number of required principal payments to twenty-four. Additionally, under certain circumstances the Company may, or the Agent may require that the Company, repay a portion of the principal in the form of the Company’s common stock. The conversion price used for the calculation of the amount of shares to be delivered in such instance is $5.72.

The Loan and Security Agreement contains representations and warranties, affirmative, negative and financial covenants, and events of default customary for financings of this type, including, among other things, limitations on certain other indebtedness, loans and investments, liens, mergers, asset sales and transactions with affiliates.

In addition, the Company has issued a warrant to the Agent (the “Hercules Warrant”) to purchase the number of shares of Common Stock determined by dividing $2,400,000 by the warrant price of $4.65 per share, subject to adjustment as set forth in the Hercules Warrant; provided, that such $2,400,000 may be increased to $2,900,000 in the event that the Company does not meet certain conditions set forth in the Hercules Warrant.

The foregoing descriptions of the Loan and Security Agreement and the Hercules Warrant do not purport to be complete, and are qualified in their entirety by reference to each such document (or form thereof, as applicable), filed as Exhibits attached hereto and incorporated herein by reference.

Private Placement of Senior Convertible Notes to Magna

On June 30, 2014, Amedica Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”), with MG Partners II Ltd., an affiliate of Magna (the “Investor”). Pursuant to the Purchase Agreement, the Company sold the Investor an initial unsecured senior convertible note with an original principal amount of $2.9 million (the “Initial Convertible Note”), for a purchase price of $2.5 million. Additionally, the Investor is irrevocably bound to purchase, no later than ten (10) calendar days after the effective date of the Registration Statement (as defined below), an additional unsecured senior convertible note with an original principal amount of $3.5 million (the “Additional Convertible Note” and, with the Initial Convertible Note, referred to herein collectively as, the “Convertible Notes”), for a fixed purchase price of $3.5 million, subject only to conditions outside of the Investor’s control or that the Investor cannot cause not to be satisfied, none of which are related to the market price of the Company’s common stock, $0.01 par value per share (the “Common Stock”).

With respect to the Initial Convertible Note, $150,000 of the outstanding principal amount (together with any accrued and unpaid interest with respect to such portion of the principal amount) will be automatically extinguished (without any cash payment by the Company) if (1) the Company has properly filed a registration statement (a “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) on or prior to August 14, 2014 and (2) no event of default, or an event that with the passage of time or giving of notice would constitute an event of default, has occurred on or prior to such date. In addition, $250,000 of the outstanding principal amount of the Initial Convertible Note (together with any accrued and unpaid interest with respect to such portion of the principal amount) will be automatically extinguished (without any cash payment by the Company) if (1) its Registration Statement is declared effective by the SEC on or prior to the earlier of (i) October 13, 2014 and (ii) the fifth trading day after the SEC has notified the Company that its Registration Statement is not subject to further review, and the prospectus contained therein is available for use by the Investor and (2) no event of default, or an event that with the passage of time or giving of notice would constitute an event of default, has occurred on or prior to such date.

The Convertible Notes mature on June 30, 2016 (subject to extension as provided in the Initial Convertible Note) and accrue interest at an annual rate of 6.0%. The Convertible Notes are convertible at any time after issuance, in whole or in part, at the Investor’s option, into shares of Common Stock at an initial fixed conversion price equal to $3.75 per share (the “Initial Fixed Price”). If, however, the closing sale price of the Common Stock is below 110% of the Initial Fixed Price for two consecutive trading days, either:

(1)	the Company has sixty (60) days to redeem the Convertible Notes in full at a 127.5% premium of the entire principal and interest remaining on the Convertible Notes; or

(2)	on the 61st day, the Investor shall be able to convert the Convertible Notes, in whole or in part, at the lessor of: (i) the Initial Fixed Price or (ii) a price equal to 80% of the lowest daily volume weighted average price (“VWAP”) per share in the five (5) trading days prior to conversion.

In addition, the Company has issued the Investor a warrant (the “Warrant”) to purchase up to 568,889 shares of Common Stock at an exercise price of $4.65 per share. The Warrant terminates on June 30, 2016 and is exercisable as to 257,778 shares immediately and will become exercisable as of the date of issuance of the Additional Convertible Note with respect to the remaining 311,111 shares.

As long as the Convertible Notes are outstanding and for so long as the Investor or its affiliates beneficially own any of the shares of Common Stock issuable upon conversion of the Convertible Notes or exercise of the Warrant, they may not engage in any “short sale” transactions in the Common Stock. In addition, the Investor has agreed that unless otherwise mutually agreed upon, the Investor, upon conversion of the Convertible Notes, shall not sell more than the greater of: (i) $125,000 of Common Stock, in any five (5) consecutive trading day period, or (ii) 15% of the daily trading volume of the Common Stock on any given trading day. If, however, on any given trading day more than $250,000 of the Common Stock is traded, the Investor may trade up to 33% of the daily trading volume on that day (the “Investor Restrictions”). Furthermore, the Investor Restrictions will be removed on any day the price of the stock trades below $2.50.

The Initial Convertible Note includes and, if issued, the Additional Convertible Note will include, customary event of default provisions. The Initial Convertible Note provides and, if issued, the Additional Convertible Note will provide for a default interest rate of 18%. Upon the occurrence of an event of default, Investor may require the Company to pay in cash the “Event of Default Redemption Price” which is defined in the Convertible Notes to mean the greater of (i) the product of (A) the amount to be redeemed multiplied by (B) 135% (or 100% if an insolvency related event of default) and (ii) the product of (X) the conversion price in effect at that time multiplied by (Y) the product of (1) 127.5% (or 100% if an insolvency related event of default) multiplied by (2) the greatest closing sale price of the common stock on any trading day during the period commencing on the date immediately preceding such event of default and ending on the date the Company makes the entire payment required to be made under the default provision.

The Company has the right to prepay the Convertible Notes, in whole or in part, for an amount equal to 127.5% of the outstanding principal remaining.

The Company paid the Investor a commitment fee for entering into the Purchase Agreement equal to 4% of the total purchase price for the Convertible Notes under the Purchase Agreement in the form of the issuance of 50,853 shares of Common Stock (the “Commitment Shares”), calculated using a per share price of $4.7195, representing the VWAP of the Common Stock per share on June 27, 2014. The Company also agreed to pay up to $50,000 of reasonable attorneys’ fees and expenses incurred by the Investor in connection with the transaction.

Under the Purchase Agreement, if at any time the aggregate number of Commitment Shares, shares of Common Stock issuable upon conversion of the Convertible Notes (the “Conversion Shares”), and shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) is 15% or more of the total shares of the Common Stock outstanding on the date of the Purchase Agreement, then at the next special or annual meeting of stockholders of the Company, the Company is required to take all action necessary to obtain the approval of its stockholders of the issuance of all Commitment Shares, Conversion Shares and Warrant Shares in accordance with the rules of the NASDAQ Stock Market. If, despite the Company’s commercially reasonable efforts such stockholder approval is not obtained, the Company is required to seek to obtain stockholder approval at each special or annual meeting of stockholders of the Company convened such meeting until such stockholder approval is obtained. In addition, until stockholder approval is obtained, the Company may not issue any Commitment Shares, Conversion Shares and Warrant Shares in an aggregate amount that exceeds 19.99% of the issued and outstanding Common Stock on the date of the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties. The Purchase Agreement also provides for indemnification of the Investor and its affiliates in the event that the Investor incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to the Company’s breach of any of its representations, warranties or covenants under the Purchase Agreement. The Purchase Agreement is not intended to provide any factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, and this subsequent information may or may not be fully reflected in the Company’s public disclosure.

The issuance of the Initial Convertible Note, the Warrant and the Commitment Shares under the Purchase Agreement were, and, if issued, the issuance of the Additional Convertible Note under the Purchase Agreement will be, exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

In connection with the execution of the Purchase Agreement, on June 30, 2014, the Company and the Investor also entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file an initial registration statement (the “Registration Statement”) with the SEC to register the resale of the Commitment Shares, the Conversion Shares and the Warrant Shares, on or prior to August 14, 2014 and have it declared effective at the earlier of (i) October 13, 2014 and (ii) the fifth (5th) business day after the date the Company is notified by the SEC that the Registration Statement will not be reviewed or will not be subject to further review.

If at any time all of the Commitment Shares, the Conversion Shares and the Warrant Shares are not covered by the initial Registration Statement, the Company has agreed to file with the SEC one or more additional registration statements so as to cover all of the Commitment Shares, the Conversion Shares and the Warrant Shares not covered by such initial registration statement, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional registration statements as provided in the Registration Rights Agreement; provided, however, that the Company shall not be required to file more than one such additional registration statement in any rolling six month period.

The Company also agreed, among other things, to indemnify the Investor from certain liabilities and fees and expenses of the Investor incident to the Company’s obligations under the Registration Rights Agreement, including certain liabilities under the Securities Act. The Investor has agreed to indemnify and hold harmless the Company and each of its directors, officers and persons who control it against certain liabilities that may be based upon written information furnished by the Investor to the Company for inclusion in a Registration Statement pursuant to the Registration Rights Agreement, including certain liabilities under the Securities Act.

This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities have not been registered under the Securities Act and may not be offered or sold in the United States of America absent registration or an exemption from registration under the Securities Act.

The foregoing descriptions of the Purchase Agreement, the Convertible Notes, the Warrant and the Registration Rights Agreement do not purport to be complete, and are qualified in their entirety by reference to each such document (or form thereof, as applicable), filed as Exhibits 10.1, 4.1, 4.2 and 10.2, respectively, and incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 is incorporated herein by reference.

Item 8.01 Other Events.

On June 30, 2014, the Company issued a press release announcing the transactions described in Item 1.01. The Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Form of Magna Senior Convertible Note

4.2	Magna Warrant to Purchase Common Stock

4.3	Hercules Warrant to Purchase Common Stock

10.1	Securities Purchase Agreement, dated June 30, 2014, by and between the Company and MG Partners II Ltd.

10.2	Registration Rights Agreement, dated June 30, 2014, by and between the Company and MG Partners II Ltd.

10.3	Loan and Security Agreement, dated June 30, 2014, by and among the Company, its subsidiary, Hercules Technology Growth Capital, Inc., and Hercules Technology III, LP.

99.1	Press Release, dated July 1, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDICA CORPORATION

Date: July 1, 2014	/s/ Kevin Ontiveros
Kevin Ontiveros Chief Legal Officer, Corporate Secretary